                                                                   EXHIBIT 10.11


                            FAX INTERNATIONAL, INC.

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                          Dated as of April 10, 1995

                               TABLE OF CONTENTS


1.      Definitions.....................................   2

2.      Demand Registration.............................   4
        (a)     Demand for Registration.................   4
        (b)     Underwriting............................   5

3.      Company Registration............................   7
        (a)     General.................................   7
        (b)     Underwriting............................   7

4.      Registration on Form S-3........................   8

5.      Expenses of Registration........................   9

6.      Obligations of the Company......................  10

7.      Indemnification.................................  11

8.      Information by Persons Registering Securities...  14

9.      Transfer of Registration Rights.................  14

10.     Delay of Registration...........................  15

11.     Limitations on Subsequent Registration Rights...  15

12.     Rule 144 Reporting..............................  15

13.     "Market Stand-Off" Agreement....................  15

14.     Termination of Registration Rights..............  16

15.     Miscellaneous...................................  16

                            FAX INTERNATIONAL, INC.
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
              --------------------------------------------------

        The parties to this agreement, dated as of April 10, 1995, are (i) Fax International, Inc., a Delaware corporation (the "Company"), with its principal office at 67 South Bedford Street, Burlington, Massachusetts 01803, (ii) the undersigned Current Investors, each of whom is a party to the Registration Rights Agreement dated as of December 31, 1992 by and among the Company and certain investors named therein (the "Rights Agreement), and (ii) each of the undersigned New Investors. The Current Investors and the New Investors are collectively referred to below as the "Investors".

        1. The Company and each of the undersigned Current Investors are parties to the Rights Agreement.

        2. The Rights Agreement grants the Current Investors named therein certain registration rights with respect to the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of shares
                            ------------
of the Company's outstanding convertible preferred stock.

        3. The Company and the New Investors have agreed to enter into (as applicable in each case) (a) a Series G Convertible Preferred Stock Purchase Agreement dated as of the date hereof pursuant to which such New Investors will purchase and the Company will issue to the New Investors its Series G Convertible Preferred Stock, par value $1.00 per share (the "Series G
                                                             --------
Convertible Preferred Stock"), and/or (b) a Revolving Credit Agreement dated as
---------------------------            -
of the date hereof pursuant to which such New Investors may elect to convert certain debt obligations of the Company into Series H Convertible Preferred Stock, par value $1.00 per share (the "Series H Convertible Preferred Stock"),
                                       ------------------------------------
of the Company.

        4. The Company wishes to provide the New Investors with rights corresponding generally to the rights of the Current Investors now parties to the Rights Agreement, as set forth more specifically below.

        5. In order to induce the New Investors to enter into the Series G Convertible Preferred Stock Purchase Agreement and the Revolving Credit Agreement referred to above, the undersigned Current Investors desire to permit the New Investors to participate generally in the rights granted to the Current Investors under the Rights Agreement. In addition, and more specifically, the Company, the Current Investors, and the New Investors all desire (a) to amend
                                                                  -
the Rights Agreement to reflect certain changes in the Current Investors' (and the New Investors) registration rights set forth therein, and (b) to restate
                                                               -
the Rights Agreement, as amended hereby.

        6. The Rights Agreement may be amended with the written consent of the Company and of the Current Investors collectively holding not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities (as defined in Section I of the Rights Agreement); the undersigned Current Investors collectively hold not less than sixty-six and two-thirds percent (66-2/3%) of such Registrable Securities.

The parties accordingly agree as follows:

        1.      Definitions.  As used herein:
                -----------

        (a)  "Affiliate" means, as to any person or entity, any other person or
              ---------
entity directly or indirectly controlling or controlled by or under direct or indirect common control with such person (but, as to any Holder, excluding the Company).

        (b)  "Group 1 Initiating Holders" means any Holder or Holders of not
              --------------------------
less than fifty-five percent (55%) of the Group 1 Registrable Securities (measured on a fully exercised and converted basis) not registered at the time of any request for registration pursuant to Section 2 of this agreement; provided, that if any one Holder and its Affiliates collectively own at least
--------
fifty-five percent (55%) of the Group 2 Registrable Securities (measured on a fully exercised and converted basis), then solely for purposes of determining whether such fifty-five percent (55%) of the Group 1 Registrable Securities threshold has been reached, such Holder (and its Affiliates) and such Holder's (and its Affiliates') Group 1 Registrable Securities shall not be taken into account.

        (c)   "Group 1 Registrable Securities" means (A) shares of Common Stock
               ------------------------------         -
issued or issuable upon conversion of the Preferred Stock (other than Series G Convertible Preferred Stock and Series H Convertible Preferred Stock); (B)
                                                                        -
shares of Common Stock purchased (or issued or issuable upon the conversion or exercise of any warrant, right, or other security that is purchased) pursuant to any right of first refusal or preemptive right held by the Investors in respect of their Preferred Stock (other than Series G Convertible Preferred Stock and Series H Convertible Preferred Stock); and (C) shares of Common Stock
                                                      -
issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities referred to in clauses (A) or (B) above; provided, however, that shares of
                        -      -         --------
Common Stock shall cease to be Group 1 Registrable Securities if the rights of the Holder thereof to cause the Company to register such securities under this agreement shall terminate as provided in Section 14.

         (d)  "Group 2 Initiating Holders" means any Holder or Holders of not
               --------------------------
less than fifty-five percent (55%) of the Group 2 Registrable Securities (measured on a fully exercised and converted basis) not registered at the time of any request for registration pursuant to Section 2 of this agreement.

        (e)  "Group 2 Registrable Securities" means (A) shares of Common Stock
              ------------------------------         -
issued or issuable upon conversion of the Series G Convertible Preferred Stock or Series H Convertible Preferred Stock; (B) shares of Common Stock purchased
                                          -
(or issued or issuable upon the conversion or exercise of any warrant, right, or other security that is purchased) pursuant to any right of first refusal or preemptive right held by the Investors in respect of their Series G Convertible Preferred Stock or Series H Convertible Preferred Stock; (C) shares of Common
                                                          -
Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities referred to in clauses (A) or (B) above; and (D) shares
                        -      -              -
of Common Stock purchased by or issued or issuable to Singapore Telecommunications Limited ("ST") or any of its Affiliates, including without
                             --
limitation any shares of Common Stock issued or issuable upon conversion of loans made under the Credit Agreement between the Company and an affiliate of ST dated as of April 10, 1995; provided, however, that shares of Common Stock shall
                            --------
cease to be Group 2 Registrable Securities if the rights of the Holder thereof to cause the Company to register such securities under this agreement shall terminate as provided in Section 14.

      (f)   Subject to the provisions of Section 9, "Holders" any persons and
                                                     -------
entities holding outstanding shares of Registrable Securities that have not been sold to the public.

      (g)   "Initiating Holders" means the Group 1 Initiating Holders or the
             ------------------
Group 2 Initiating Holders, as applicable in any case.

      (h)   "1933 Act" means the Securities Act of 1933, as amended and in
             --------
effect from time to time, and any successor statute.

      (i)   "Preferred Stock" means the Company's Series A Convertible Preferred
             ---------------
Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, and Series H Convertible Preferred Stock.

      (j)  "Register," "registered," and "registration" refer to a registration
            --------    ----------        ------------
effected by filing with the SEC a registration statement (the "Registration
                                                               ------------
Statement") in compliance with the 1933 Act and the declaration or ordering by
---------
the SEC of the effectiveness of such Registration Statement.

      (k)  "Registrable Securities" means the Group 1 Registrable Securities and
            ----------------------
the Group 2 Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares and the price per share of Registrable Securities (including as well for this purpose both Group 1 Registrable Securities and Group 2 Registrable Securities) used throughout this agreement for various purposes (including without limitation for purposes of Section 2(a)(ii)(E)) shall be proportionately increased or decreased as appropriate.

      (l)  "SEC" means the Securities and Exchange Commission or any successor
            ---
agency.

      (m) Notwithstanding anything otherwise provided herein, it is hereby agreed and understood that the Company may, at any time and from time to time after the date hereof, authorize and issue shares of convertible preferred stock in one or more classes or series, including classes or series not in existence on the date hereof ("Additional Shares of Preferred Stock"). In any
                               ------------------------------------
such event, if such authorization and issuance is duly approved by a vote of not less than seventy-five percent (75%) of the Company's Board of Directors, as then constituted:

      (i) such series and/or class of Additional Shares of Preferred Stock shall be, and shall be included within the definition of, "Preferred Stock" for
                                                           ---------------
all purposes of this agreement (and accordingly, for example, shares of Common Stock issued or issuable upon conversion of the Additional Shares of Preferred Stock shall be, and shall be included within the definition of, "Group 1
                                                                 -------
Registrable Securities" hereunder except to the extent such shares would be
----------------------
included within the definition of "Group 2 Registrable Securities" as set forth
                                   ------------------------------
above); and

       (ii) each purchaser of Additional Shares of Preferred Stock shall be treated as, and included within the definition of, an "Investor" for all
                                                       --------
purposes of this agreement, shall have all of the rights and privileges granted by this agreement to an Investor, and shall be subject to all of the liabilities and obligations of an Investor hereunder, upon his, her, or its execution of a counterpart of this agreement and his, her, or its written agreement to be bound by all of the terms and conditions hereof.

        2.  Demand Registration.
            -------------------

       (a)  Demand for Registration.  If the Company shall receive from either
            -----------------------
the Group 1 Initiating Holders or the Group 2 Initiating Holders a written demand that the Company effect a registration under the 1933 Act of all or part of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under
Section 4 hereof), the Company will:

       (i) promptly (but in any event within ten (10) days) give written notice of the proposed registration to all other Holders; and

       (ii) use its best efforts (limited to the extent provided herein) to effect such registration as soon as practicable as may be so demanded and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within thirty (30) days after such written notice is given; provided, however, that the only securities that the Company shall be required to register pursuant hereto shall be shares of Common Stock; and provided, further, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2:

       (A) Prior to December 31, 1997;

       (B) When the Company is in the process of registering Registrable Securities pursuant to any demand made under this Section 2;

       (C) In the case of a demand by the Group 1 Initiating Holders, after the Company has effected a registration pursuant to this Section 2 pursuant to a prior demand by the Group 1 Initiating Holders where such registration has been declared or ordered effective and the securities offered thereby have been sold; provided, however, that if the prior demand was for the registration of
      --------
the initial public offering of the Company's Common Stock and the Holders of Group 1 Registrable Securities were unable to include in such registration all the

Registrable Securities requested in their written demands as a result, in whole or in part, of pro rata allocation with Holders of Group 2 Registrable Securities as provided in Section 2(b), such prior demand shall not count as a prior demand for purposes of this clause (C);

      (D) In the case of a demand by the Group 2 Initiating Holders, after the Company has effected a registration pursuant to this Section 2 pursuant to two
(2) prior demands by the Group 2 Initiating Holders where such registration has been declared or ordered effective and the securities offered thereby have been sold; provided, however, that if the prior demand was for the registration of
      --------
the initial public offering of the Company's Common stock and the Holders of Group 2 Registrable Securities were unable to include in such registration all the Registrable Securities requested in their written demands as a result, in whole or in part, of pro rata allocation with Holders of Group 1 Registrable Securities as provided in Section 2(b), such prior demand shall not count as a prior demand for purposes of this clause (C);

      (E) If the Registrable Securities requested to be registered have an expected public offering price of less than Seven Dollars and Fifty Cents ($7.50) per share of Common Stock;

      (F) Within one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to an underwritten public offering of Common Stock of the Company for its own account (other than a registration on Form S-4 relating solely to a transaction or transactions described in SEC Rule 145, or a registration relating solely to employee benefit plans), or within one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to an underwritten public offering of Common Stock of the Company pursuant to this Section 2;

      (G) If the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than ninety (90) days within which to file such Registration Statement; provided, however, that the Company shall not use this right more than once as to each of the Holders of Group 1 Registrable Securities and the Holders of Group 2 Registrable Securities; or

     (H) If more than fifty percent (50%) of the Registrable Securities requested to be registered by Initiating Holders' group (i.e., Group 1 or Group
                                                         ----
2) are withdrawn from such registration.

     Subject to the foregoing clauses (A) through (H), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

     (b)     Underwriting.  If the Initiating Holders intend to distribute the
             ------------
Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this
Section 2; and the Company shall
include such information in the written notice referred to in Section 2(a)(i) above. In such event, the right of any Holder to registration pursuant to this
Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A Holder may elect to include in such underwriting or any part of the Registrable Securities the Holder holds.

       The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form (i) with the underwriter or underwriters, if any, that have served as underwriter or underwriters for the most recent sale of registered securities of the Company for its own account, or (ii), if there has been no such prior sale or the terms of such underwriting agreement are not acceptable to a majority of the Initiating Holders (in their sole discretion), then with the underwriter or underwriters selected by a majority in interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company in writing (and if the underwriter or the Company advise in writing the Holders of Registrable Securities that have demanded registration) that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated:

      (I) in the case of the initial public offering of the Company's Common Stock, pro rata among the Holders thereof, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, and

      (II)  in all other cases, first (X) pro rata among the Initiating Holders
                                       -
and other Holders of the applicable group of Registrable Securities (i.e., the
                                                                     ----
Group 1 Registrable Securities or the Group 2 Registrable Securities, as applicable), and second (Y) (to the extent such limitation has not theretofore been reached) pro rata among the other such Holders thereof, in proportion, as to each such class and as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement.

No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.
With respect to any "selling Holder" that is selling securities hereunder and which is a partnership or corporation, in the event of any underwriter cutback, the partners, retired partners, stockholders, and Affiliates of such "selling Holder," or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata allocation with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

     If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2(b).

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

        3.      Company Registration.
                --------------------

     (a)     General.  If at any time or from time to time the Company shall
             -------
determine to register any of its securities, either for its own account or the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to a transaction or transactions described in SEC Rule 145, or a registration pursuant to Section 2 hereof, the Company will:

     (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder subject to the limitations set forth in Section 3(b) below.

     (b)  Underwriting.  If the registration of which the Company gives notice
          ------------
is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 3(a)(i). In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter advises the Company in writing (and if the underwriter or the Company advises in writing the Holders of Registrable Securities that have demanded registration) that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, and (i) if such registration is the first
                                          -
registered offering of the Company's securities to the public, the underwriter may limit the number of Registrable Securities that may be included in the registration and underwriting pursuant hereto to the full extent required by such marketing factors, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities included therein (based on aggregate market values); provided, however, that in the case of each of clauses (i) and (ii) such number of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or Holders of Registrable Securities. The Company shall so advise all holders of the Company's securities requesting registration of any such limitation, and the number of shares of securities, including Registrable Securities, held by such holders that are entitled to be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in the registration shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement; subject to the immediately preceding sentence, securities to be registered by the Company for its own account shall be excluded only if a limit on the number of shares is still required after exclusion of Registrable Securities held by each such Holder as provided above. With respect to any "selling Holder" that is selling securities hereunder and which is a partnership or corporation, in the event of any underwriter cutback, the partners, retired partners, stockholders, and Affiliates of such "selling Holder," or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata allocation with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      If any Holder disapproves ofwithdraw therefrom by written notice to the Company and the underwriter. Any securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3(b).

        4.   Registration on Form S-3.  The Company shall use its best efforts
             ------------------------
to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in accordance with the provisions of the 1934 Act
              --------
following the effective date of the first registration of any securities of the Company on Form S-1, S-2 or Form SB-2 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this agreement, the Holders of Registrable Securities shall have the right to request unlimited registrations on Form S-3 as provided in this Section 4 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders). If the Company receives a written request from the Holders of Securities worth an aggregate price of at least two hundred fifty thousand dollars ($250,000) to the public requesting that the Company file a registration statement with respect to all or part of the Registrable Securities, the Company shall:

      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten
(10) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such
--------  -------
registration, qualification, or compliance, pursuant to this Section 4: (i) if the Holders, together with holders of any other securities of the Company entitled to inclusion in such registration, if any, propose to sell Registrable Securities and such other securities, if any, at an aggregate price to the public of less than two hundred fifty thousand dollars ($250,000), (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance and in which it has not already filed such a consent, or (iii) if the Company shall furnish to the Holders a certificate of the type described in Section 2(a)(ii)(B) hereof, in which case the Company's obligation to effect such registration shall be deferred as provided in that Section provided, that no registration pursuant to this Section 4 shall be
        --------
deferred more than once pursuant to such certificates). Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and the securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder. Registrations effected pursuant to this Section 4 shall not be counted as requests for registrations or Company registrations pursuant to Sections 2 or 3, respectively.

        5.      Expenses of Registration.

        All expenses incurred in connection with (a) any registration effected pursuant to Section 2, (b) all registrations effected pursuant to Section 3 and
(c) one registration per year effected pursuant to Section 4 (including, without limitation, (i) all SEC and any NASD registration and filing fees and expenses, (ii) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, incurred in connection therewith), (iii) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating thereto, (iv) fees and expenses of any escrow agent or custodian, (v) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required), (vi) the cost of any special or other non-ordinary course of business audit required, (vii) any fees and expenses of the Company's registrar and transfer agent, (viii) any stock exchange listing fees and (ix) if required by the underwriters, reasonable and customary reimbursement and disbursements of the underwriters, including the reasonable fees and disbursements of counsel to the underwriters) shall.be borne by the Company; provided, however, that the Company shall not be required to pay stock
         --------
transfer taxes or underwriters' discounts, or commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered of the Initiating Holders' group (i.e.,
                                                                     ----
Group 1 or Group 2; provided, that in the case of Group 1, such majority shall be calculated in a manner consistent with the exclusion specified in Section l(b)), unless such Holders agree (irrevocably, and on behalf the Holders of the Group 1 Registrable Securities or the Group 2 Registrable Securities, as applicable) to forfeit their right to a demand registration pursuant to Section 2 (in which event such right shall be forfeited by all Holders of the applicable group). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered who withdrew their registration request shall bear all such expenses pro rata on the basis of such withdrawing Holders' Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their rights under Section 2.

      6. Obligations of the Company.  Whenever required by this agreement to
         --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto, whichever first occurs.

       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

       (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

       (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

       (e) Use its best efforts to list the Common Stock covered by such registration statement with any securities exchange (including the NASDAQ National Market System) on which the Common Stock of the Company is then listed; or, if the Common Stock is not then listed, use its best efforts to list the Common Stock on such securities exchange (including the NASDAQ National Market System) as the Company and Holders of at least sixty-six and two-thirds percent (66-2/3%) of each of the Group 1 Registrable Securities and the Group 2 Registrable Securities shall agree (provided, that if the Company
                                                --------
and such Holders cannot reach such agreement, the decision of the Company shall be controlling).

        (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (including, without limitation, arranging for the delivery of customary legal opinions and accountants' comfort letters). Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        (g) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant, or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement in order to permit such parties to conduct a reasonable investigation of the Company within the meaning of Section 11 of the 1933 Act.

        (h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements there in not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Holder selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as so supplemented or amended, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        7.  Indemnification.
            ---------------

        (a) The Company will, and does hereby agree to, indemnify and hold harmless each Holder participating in any registration, qualification or compliance effected pursuant hereto, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final, or summary prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each such Holder, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable to any Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

      (b) Each Holder will, and does hereby agree to, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's officers, partners, directors and agents and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary, final, or summary prospectus, offering circular, or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder (as the case may be), and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds, if any, received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration hereunder providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 7.

      (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide such
 -----------------
indemnification (the "Indemnifying Party") of any claim as to which
                      ------------------
indemnification may be sought. Promptly after such Indemnified Party has actual knowledge thereof, and defense of any such claim or any litigation resulting therefrom; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense or at the Indemnifying Party's expense if (and only if) representation of such Indemnified Party by counsel for the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of the applicable Indemnified Party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation, and (ii) does not include a statement as to or an admission of fault, culpability, or failure to act by or on behalf of such Indemnified Party.

      (d) The Company and each Holder hereby agree that, if for any reason the indemnification contemplated by Section 7(a) and (b) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any claims, losses, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by them from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also their relative fault in connection with the statements or omissions that resulted in such claims, losses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders bear to the total underwriting discounts and commissions received by the underwriters in each case as set forth in the applicable prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the selling Holders, or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts, and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and any underwriter's obligations in this
Section 7(d) to contribute shall be several in proportion to the number or amount of Registrable Securities registered or underwritten, as the case may be, by them, and not joint.

      (e) The indemnification of and contribution to underwriters provided for in this Section 7 shall be on such additional or alternative terms and conditions as are States, and reasonably required by such underwriters, in which event the foregoing indemnification and contribution provisions as applicable to such public offering shall at the underwriters' request be modified to conform to such terms and conditions.

       8.  Information by Persons Registering Securities.  Each Holder including
           ---------------------------------------------
securities of the Company in any registration pursuant hereto shall furnish to the Company such information regarding such Holder, and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to herein.

      9.  Transfer of Registration Rights.  The rights contained in this
          -------------------------------
agreement may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this agreement, only if (a) such transfer is effected in accordance with applicable federal and state securities laws and (b) such transferee or assignee (i) is a wholly owned subsidiary or constituent partner (including limited partner) of the transferring Holder, or (ii) acquires at least one thousand (1,000) shares of the Registrable Securities held by the transferring Holder and, provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

     10.  Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this agreement.

     11. Limitations on Subsequent Registration Rights.  From and after the date
         ---------------------------------------------
of this agreement, the Company shall not, without the prior written consent of Holders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 2 or 3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration and includes the equivalent of Section 13 as a term; provided, that in the case of any sale of registered securities of the Company consistent with the provisions of Sections 2, 3, or 4 hereof, the restrictions of this Section 11 shall not apply to agreements with the underwriter or underwriters for such sale or the holders of such registered securities.

     12. Rule 144 Reporting.  With a view to making available to the Holders the
         ------------------
benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

      (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

      (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act;

      (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon reasonable request: a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, of the 1933 Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

      13.  "Market Stand-Off" Agreement.  Each Holder hereby agrees that for a
            ---------------------------
period of ninety (90) days following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, not to sell or other-wise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights (whether or not pursuant to this agreement) enter into similar agreements.

    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

    14. Termination of Registration Rights.  The rights to cause the Company to
        ----------------------------------
register securities granted Holders under Sections 2, 3 and 4 and the rights provided in Section 11 shall terminate as to any Holder who becomes eligible to sell, pursuant to Rule 144 under the 1933 Act, all Registrable Securities held by such Holder within a three-month period and current public information concerning the Company (as defined in Rule 144) is available.

    15. Miscellaneous.
        -------------

      (a) Except as otherwise expressly provided herein, including, without limitation, as provided in Section 9, the provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective the successors, assigns, heirs, executors, and administrators.

      (b)  This agreement (including Schedule 1 hereto) constitutes the full and
                                     ----------
entire understanding and agreement among the parties with regard to the subject matter hereof.

      (c) Any invalidity, illegality, or limitation of the enforceability with respect to any Holder of any one or more of the provisions of this agreement, or any part thereof, whether arising by reason of the law of any such Holder's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this agreement with respect to other Holders. In case any provision of this agreement shall be invalid, illegaL or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (d) Any term of this agreement may be amended and the observance of any term of this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding which have not been sold to the public; provided, that (i) no such amendment or waiver shall reduce the percentage of Registrable Securities the holders of which are required to consent to any waiver or amendment without the consent of the record or beneficial holders of all of such Registrable Securities, and (ii) no such amendment or waiver shall adversely affect Group 1 Registrable Securities or Group 2 Registrable Securities (or their Holders) or disproportionately benefit Group 1 Registrable Securities or Group 2 Registrable Securities (or their Holders) compared to the other group without the written consent of Holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities of the group(s) adversely affected or disproportionately less benefited. Any amendment or waiver effected in accordance with this subsection shall be binding upon each holder of Registrable Securities, each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing.

      (e) No delay or omission to exercise any right, power, or remedy accruing to any Holder or any subsequent holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence there in, or of any similar breach, default or noncompliance thereafter occurring.
It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this agreement or any waiver on the Holders' part of any provisions or conditions of this agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this agreement, by law, or otherwise afforded to the Holders, shall be cumulative and not alternative.

       (f) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or (except in the case of demands for registration under Section 2) by telecopier confirmed by one of the other methods of giving notice described in this paragraph, and in the case where delivery is made by any established and reputable next day delivery service, delivery shall be deemed to occur on the day after delivery to such delivery service in the case of domestic delivery and two business days after delivery to such delivery service in the case of international deliveries, or on the fifth (5th) day following mailing for domestic deliveries by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Holder, at such Holder's address as set forth on Schedule 1 hereto, or at such other address as such Holder shall have
         ----------
furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the beginning of this agreement (facsimile number 617-564-6599), or at such other address as the Company shall have furnished to the Holders in writing.

       (g)  This agreement shall substantive laws of the State of Delaware.

       (h) The titles of the Sections of this agreement are for convenience of reference only and are not to be considered in construing this agreement.

       (i) This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        The foregoing agreement is hereby executed as an instrument under seal as of the date first above written.

                                   Company:
   ---------------------------------------

                                   FAX INTERNATIONAL, INC.


                                   By:     /s/  Douglas J. Ranalli
                                       ---------------------------------
                                          Douglas J. Ranalli, President


                                   /s/  several stockholders
                                   -------------------------------------